UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2023

The Cigna Group

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38769 (Commission File Number)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road

Bloomfield, Connecticut 06002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(860) 226-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2023, The Cigna Group (the “Company”) approved compensation changes for Noelle K. Eder and Nicole S. Jones to reflect expansion of their roles and responsibilities.  Ms. Eder, Executive Vice President, Technology and Operations, now leads the new Technology and Operations function, and Ms. Jones, Executive Vice President, Chief Administrative Officer and General Counsel, now also has responsibility for the Human Resources function.  In connection with their respective expanded responsibilities, Mss. Eder and Jones received offer letters, the material terms of which are included in the table below.  Mss. Eder and Jones will continue to be eligible to participate in the Company’s employee benefit plans, in accordance with their terms.

	Base Annual Salary Effective September 14, 2023	Enterprise Incentive Plan Annual Target – FY 2023	Long-term Incentive Annual Target – FY 2023
Eder	$850,000	$900,000	$3,250,000
Jones	$850,000	$900,000	$3,250,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CIGNA GROUP

Date: September 15, 2023	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President, Chief Administrative Officer and General Counsel